                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 26, 2005

                                   ----------


                        COMMUNITY SHORES BANK CORPORATION
             (Exact name of registrant as specified in its charter)

           Michigan                    000-51166              38-3423227
(State or other jurisdiction       (Commission File         (IRS Employer
      of incorporation)                Number)          Identification Number)


1030 W. Norton Avenue, Muskegon, Michigan                       49441
 (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code                  231-780-1800



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


         On October 26, 2005, the Boards of Directors of Community Shores Bank Corporation (the "Company") and its subsidiary, Community Shores Bank (the "Bank") approved increases to the annual retainer and meeting fees for non-employee directors. The increases will become effective as of January 1, 2006. Details of the adopted compensation arrangement are as follows:

         The non-employee directors of the Company and the Bank will each be paid, in aggregate, an annual retainer of $2,000. Non-employee directors of the Company and the Bank will also receive a fee of $250 for each meeting of the Board of Directors or a committee of the Board of Directors that they attend. The Chairman of the Board is to receive an additional $150 for each meeting of the Board of Directors that he chairs. All committee chairmen will receive an additional $50 for each committee meeting that they chair. When meetings are held on the same day of the Boards of Directors of the Company and the Bank, or of committees of the Company and the Bank performing similar functions, directors usually receive only one meeting and chairperson fee for the two Board or committee meetings.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMMUNITY SHORES BANK CORPORATION

                                            By:      /s/ TRACEY A. WELSH
                                               ---------------------------------
                                                     Tracey A. Welsh
                                                     Senior Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer
Date:  November 1, 2005

                                       3